UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Earliest Event Reported: July 12, 2006

Commission File Number 333-128060

DATAMEG CORPORATION

(Name of Small Business Issuer in Its Charter)

Delaware	133-134389
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification Number)
99 Derby St., Suite 200, Hingham, MA	02043
(Address of principal executive offices)	(Zip Code)

Issuer telephone number: (617) 699.1919

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The Board of Directors of Datameg Corporation and former Director William J. Mortimer have agreed that he shall receive 2 million Datameg common shares in full satisfaction of his compensation earned under his Restricted Stock Agreement. A balance of 10 million common shares will be returned to the authorized and unissued stock of Datameg Corporation without a repurchase payment.

The Board of Directors of Datameg Corporation directed outside legal counsel to advise within the next 30 days, requirements and steps necessary to move the principal office of the corporation to the State of Utah.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Datameg Corporation

Date: July 12, 2006	By:	/S/ JAMES MURPHY

James Murphy, Chairman and Chief Executive Officer